Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 28, 2025 by and between Perpetua Resources Corp., a company incorporated under the Business Corporations Act (British Columbia) (the “Company”) and the persons identified on Schedule A hereto (collectively, the “Investors” and, each individually, an “Investor”).

WHEREAS, the Company and each Investor are parties to respective Subscription Agreements dated as of October 27, 2025 (each individually, a “Subscription Agreement” and collectively, the “Subscription Agreements”), pursuant to which each such Investor is purchasing the Subscribed Shares and the Warrants; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Subscription Agreements, and pursuant to the terms of the Subscription Agreements, the parties hereto desire to enter into this Agreement in order to grant certain registration rights to each Investor with respect to the resale of the Common Shares acquired pursuant to the Subscription Agreement and issuable to the Investor upon exercise of the Warrants by the Investor, as set forth below;

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1.             Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means a day which is not a Saturday, Sunday, or a civic or statutory holiday in the Province of Ontario and the State of New York, on which commercial banks in Toronto, Ontario and New York, New York are open for business.

“Canadian Securities Laws” means the applicable securities laws of each of the provinces and territories of Canada in which sales of Common Shares are completed and the respective rules and regulations under such laws together with applicable published national, multilateral and local policy statements, instruments, notices, blanket orders and rulings of the securities regulatory authorities in such the provinces and territories, and the policies of the Toronto Stock Exchange.

“Commission” means the U.S. Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Shares” means the common shares without par value, in the capital of the Company.

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Investors” has the meaning set forth in the preamble and includes each Investor’s permitted assigns and its successors by merger, acquisition, reorganization or otherwise.

“Investor Rights Agreement” means, with respect to each Investor, the Investor rights Agreement between the Company and such Investor, dated as of the date hereof.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, unincorporated organization, trust, association or other entity.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” means (i) the Subscribed Shares and Warrant Shares beneficially owned by the Investor, and (ii) any other equity security of the Company issued or issuable with respect to any such Common Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been issued, sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates (or book-entry evidence) for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; or (D) such securities may be sold by each Investor without restriction and without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no holding period requirement and no volume or other restrictions or limitations) and any restrictive legends with respect thereto have been removed.

“Registration Period” has the meaning set forth in Section 3(b).

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities.

“Subscribed Shares” means the Common Shares purchased by each Investor under the applicable Subscription Agreement.

“Subscription Agreements” has the meaning set forth in the recitals.

“Warrants” means the common share purchase warrants purchased by each Investor under the applicable Subscription Agreement.

“Warrant Shares” means the Common Shares issuable to each Investor upon exercise of the Warrants issued to such Investor pursuant to the applicable Subscription Agreement.

“WKSI” means a well-known seasoned issuer pursuant to Rule 405 of the Securities Act.

“WKSI Registration Statement” has the meaning set forth in Section 2(a).

2.             Registration.

(a)             The Company shall prepare, and, as soon as reasonably practicable after the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2025 (but in any event no later than July 1, 2026), file with the Commission a Registration Statement covering the resale of the Registrable Securities. Such Registration Statement shall be on Form S-3 and shall be an automatic shelf registration statement if the Company shall then be a WKSI (any such Registration Statement, a “WKSI Registration Statement”); provided that, if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, such registration shall be on Form S-1, and if for any reason the Company is not then eligible to register for resale the Registrable Securities on Form S-1, then such registration shall be on another appropriate form for such purpose. Such Registration Statement shall contain (except if otherwise directed by each Investor) the “Plan of Distribution” and “Selling Shareholders” sections in form reasonably satisfactory to the Investor. If a Registration Statement is not a WKSI Registration Statement, the Company shall use its reasonable best efforts to have such Registration Statement declared effective by the Commission as soon as reasonably practicable after the filing thereof and in any event, no later than three (3) Business Days after the Company receives notice from the Commission that it has completed its review or will not review the Registration Statement.

(b)             Each Investor agrees and acknowledges that the Company has no obligation hereunder to register the resale of the Registrable Securities in any other jurisdiction, including in any Canadian province or territory and that any sale or transfer of the Registrable Securities in any jurisdiction of Canada or through the facilities of the TSX shall be subject to applicable Canadian securities laws and regulations.

3.             Registration Procedures. In connection with the filing of any Registration Statement pursuant to Section 2 of this Agreement, the Company agrees, as applicable, to:

(a)             use its reasonable best efforts to effect the registration of the Registrable Securities;

(b)             prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the Prospectus used in connection with such Registration Statement, which Prospectus is to be filed pursuant to Rule 424(b) promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times continuously until all of the Registrable Securities covered by such Registration Statement have been sold or have ceased to be Registrable Securities (the “Registration Period”), and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the event that, pursuant to Rule 415(a)(5) under the Securities Act or otherwise, any such Registration Statement would expire or cease to be effective for offers and sales of Registrable Securities after the third anniversary of its initial effective date (or such earlier date as may be required by the Securities Act or the rules of the Commission), the Company shall, no later than thirty (30) days prior to such third anniversary (or such earlier date, as applicable), file with the Commission a new Registration Statement (a “Replacement Shelf Registration Statement”) covering all Registrable Securities that remain unsold as of such time. The Company shall use its reasonable best efforts to cause such Replacement Shelf Registration Statement to be declared effective by the Commission prior to the expiration or termination of the preceding Registration Statement and to keep such Replacement Shelf Registration Statement continuously effective for the period that the Company is required to maintain a Registration Statement under this Agreement. The Company shall use its reasonable best efforts to not permit any lapse in the effectiveness of a Registration Statement required hereunder (including between the expiration of any Registration Statement and the effectiveness of any Replacement Shelf Registration Statement). In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q, Form 8-K, proxy statement or any analogous report under the Exchange Act, the Company shall, if permitted under the applicable rules and regulations of the Commission, have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements to such Registration Statement with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement;

(c)             within a reasonable time before filing such Registration Statement, Prospectus or amendment or supplement thereto with respect to the Registrable Securities, furnish to each Investor copies of such documents proposed to be filed, which documents may be subject to review and comment by the Investors and their counsel;

(d)             notify each Investor after the Registration Statement becomes effective or the Company files any supplement to the Prospectus relating to such Investor’s Registrable Securities;

(e)             furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including financial statements and schedules, all exhibits and, if requested by an Investor, all documents incorporated therein by reference), the Prospectus included therein (including each preliminary Prospectus) and such other documents as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor;

(f)             cooperate with the Investor to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as each Investor shall reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction;

(g)             notify each Investor and its counsel as promptly as practicable after becoming aware of any event as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, as reasonable practicable file a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and, if requested by an Investor, deliver one PDF copy of such supplement or amendment to the Investor and its counsel (or such number of written copies such Investor or its counsel may reasonably request);

(h)             use reasonable best efforts to list all of the Registrable Securities covered by a Registration Statement on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange;

(i)             use reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities;

(j)             notify each Investor promptly of any request by the Commission for amending or supplementing of such Registration Statement or Prospectus or for additional information with respect to the Registrable Securities or such Investor;

(k)             use reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to promptly obtain the withdrawal of such order or suspension and to notify each Investor who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

(l)             cooperate with the Investors to facilitate the timely preparation and delivery of certificates or uncertificated shares representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144, free of any restrictive legends and representing such number of shares of Common Shares and registered in such names as such Investor may reasonably request, to the extent permitted by such Registration Statement or Rule 144, to effect sales of Registrable Securities; for the avoidance of doubt, the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System (DTC), CDS Clearing and Depository Services Inc., or by delivering evidence from the Company’s transfer agent of the book-entry registration of the Common Shares. Notwithstanding anything to the contrary in this Agreement, if the Registrable Securities are issued within four months and a day from the date on which the Registrable Securities are issued, such Registrable Securities will bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH ■, 2026.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (”TSX“); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT ”GOOD DELIVERY“ IN SETTLEMENT OF TRANSACTIONS ON TSX.”

and be subject to any applicable resale restrictions under the securities laws of Canada; and

(m)             otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

4.             Expenses. The Company shall pay all expenses (other than Selling Expenses) it incurs in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) fees and expenses of complying with securities and “blue sky” laws; (iii) printing expenses; (iv) messenger, telephone and delivery expenses; (v) fees and expenses of the Company’s counsel and accountants; and (vi) Financial Industry Regulatory Authority, Inc. filing fees (if any). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. The holders of such Registrable Securities shall bear and pay all Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement.

5.             Indemnification.

(a)             The Company agrees to indemnify and hold harmless each Investor, the directors, officers, employees, affiliates and agents (including any underwriter or broker) of such Investor and each Person who controls any of the foregoing within the meaning of either the Securities Act or the Exchange Act against any and all expenses, losses, claims, damages or liabilities (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal, state or provincial statutory law or regulation (including Canadian Securities Laws), at common law or otherwise, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Registrable Securities or in any amendment thereof, or in the Prospectus, any preliminary Prospectus, any other preliminary Prospectus supplement relating to the Registrable Securities, or in any amendment thereof or supplement thereto, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or arise out of or are based upon any violation or alleged violation by the Company of any securities laws in connection with any such document, and agrees to reimburse each such indemnified party, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such expense, loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to an Investor to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in direct reliance upon, and in conformity in all respects with, written information furnished to the Company relating solely to the Investor, which information was provided by or on behalf of such Investor specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)             In connection with any registration in which an Investor is participating, Investor shall furnish to the Company in writing such information regarding the Investor as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Affiliate who controls any of the foregoing Persons to the same extent as the foregoing indemnity from the Company to such Investor, but only with reference to written information relating to such Investor furnished to the Company by or on behalf of such Investor specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity shall be in addition to any liability such Investor may otherwise have.

(c)             Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent that the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 5 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)             If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

6.             Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(a)             make and keep public information available, as those terms are understood and defined in Rule 144, until all of the Registrable Securities have been disposed of or until they may be sold by each Investor without restriction under Rule 144;

(b)             use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, until all of the Registrable Securities have been disposed of or until they may be sold by each Investor without restriction under Rule 144; and

(c)             furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

7.             Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 4 and Section 5 shall survive any such termination.

8.             Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8) or pursuant to the information for each Investor set forth on Schedule A.

If to the Company:	Perpetua Resources Corp. 405 S. 8th Street, Suite 201 Boise, Idaho 83702 Attn: Mark Murchison, Chief Financial Officer Email: [***]

with a copy to:	Hunton Andrews Kurth LLP 1445 Ross Avenue, Suite 3700 Dallas, Texas 75202 Attn: Joanna Enns Email: [***]

9.             Entire Agreement. This Agreement, together with the respective Subscription Agreement, the respective Investor Rights Agreement and the Warrant, constitutes the sole and entire agreement between the Company and the respective Investor with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

10.           Successors and Assigns. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Investors; provided, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement. Any Investor may assign its rights hereunder to any purchaser or transferee of Warrants or Registrable Securities that is a controlled Affiliate of such Investor; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as the Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of Investor herein and had originally been a party hereto.

11.           No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 5 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 5.

12.           Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

13.           Amendment, Modification and Waiver. The provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and each Investor holding Registrable Securities representing at least 1.0% of the outstanding Common Shares of the Company on a partially-diluted basis (assuming the exercise of all Warrants held by such Investor); provided, however, that any amendment, modification or waiver that would adversely and disproportionately affect the rights or obligations of any Investor shall require the prior written consent of such Investor. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

14.           Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

15.           Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

16.           Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17.           Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

18.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

19.           Further Assurances. Each of the parties to this Agreement shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

PERPETUA RESOURCES CORP.

By	/s/ Jonathan Cherry
Name:	Jonathan Cherry
Title:	Chief Executive Officer

AGNICO EAGLE MINES LIMITED

By	/s/ Chris Vollmerhausen
Name:	Chris Vollmerhausen
Title:	Executive Vice President, Legal, General Counsel & Corporate Secretary

JPMORGAN CHASE FUNDING INC.

By	/s/ Richard W. Smith
Name:	Richard W. Smith
Title:	Authorized Signatory

SCHEDULE A

List of Signatories